Exhibit 4.4
Execution Version
PURCHASE AGREEMENT
February 19, 2025
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
As Representatives of the Initial Purchasers
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Introductory. Rollins, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2035 (the “Securities”) (the “Securities”). BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC have agreed to act as the representatives of the Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Securities.
The Securities will be issued pursuant to an indenture, dated as of February 24, 2025 (the “Indenture”), among the Company, the Guarantors (as defined below) and Regions Bank, as trustee (the “Trustee”). Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
The holders of the Securities will be entitled to the benefits of a registration rights agreement, dated as of February 24, 2025 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Securities (the “Exchange Securities”) to be offered in exchange for the Securities (the “Exchange

Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its best efforts to cause such registration statements to be declared effective. All references herein to the Exchange Securities and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.
The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”
This Purchase Agreement (“Agreement”), the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities, and the Indenture are referred to herein as the “Transaction Documents.”
The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, February 19, 2025 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated February 19, 2025 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
The Company hereby confirms its agreements with the Initial Purchasers as follows:
SECTION 1.    Representations and Warranties. Each of the Company and the Guarantors, jointly and severally hereby represent, warrant and covenant to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
(a)     No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the applicable procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(b)    No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed sell-

ing efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
(c)    Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date (as defined below), of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
(d)    The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains or represents an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
(e)    Company Additional Written Communications. Neither the Company, the Guarantors nor any of their agents and representatives has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company and the Guarantors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication.

(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)     The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
(h)     The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement has been duly authorized by and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(i)    Authorization of the Securities, the Guarantees and the Exchange Securities. The Securities to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date and the

Guarantees of the Exchange Notes when issued will be in the respective forms contemplated by the Indenture and have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors; and, when the Exchange Notes have been authenticated in the manner provided for in the Indenture and issued and delivered in accordance with the Registration Rights Agreement, the Guarantees of the Exchange Notes will constitute valid and binding agreements of the Guarantors, in each case, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.
(j)    Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(k)    Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.
(l)    No Material Adverse Effect. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been (x) any change in the capital stock (other than as a result of the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Offering Memorandum) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Change” or “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Offering Memorandum, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Offering Memorandum.
(m)    Independent Accountants. (A) Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof through December 31, 2022, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder; and (B) Deloitte & Touche LLP, who are the Company’s current independent public accountants, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
(n)    Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Offering Memorandum under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(o)    Organization and Good Standing of the Company and its Subsidiaries. The Company and each of its subsidiaries has been (A) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed on Exhibit 21 to the Company’s 2024 Annual Report on Form 10-K filed on February 14, 2025, incorporated by reference into the Offering Memorandum.

(p)    Capitalization. The Company has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Offering Memorandum; and all of the issued shares of capital stock, limited liability company or other membership interests, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Offering Memorandum.
(q)    Absence of Violations, Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
(r)    Non-Contravention of Existing Instruments;. The execution, delivery and performance by the Company and the Guarantors with the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents, and the consummation of the transactions contemplated by the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds of the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and each of the Guarantors (to the extent a party thereto) with their obligations under the Transaction Documents have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s)    No Further Authorizations or Approvals Required. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents by the Company and the Guarantors, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act or the regulations thereunder or the applicable securities laws of the several states of the United States and except such as may be required by the securities laws of the several states of the United States with respect to the Company’s obligations under the Registration Rights Agreement.
(t)    No Material Actions or Proceedings. Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s and the Guarantors’ knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (each, a “Governmental Authority”) or others.
(u)    Company Intellectual Property. (i) The Company and its subsidiaries own or have a valid and enforceable written license to use any and all patents, trademarks, service marks, trade names, domain names, other source indicators, copyrights, copyrightable works, software, know-how, trade secrets, systems, procedures, proprietary information, confidential information and any and all other worldwide intellectual property, industrial property and proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property”), in each case used in or otherwise necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Pricing Disclosure Package and the Offering Memorandum (the “Company Intellectual Property”); (ii) the Company’s and its subsidiaries’ conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Pricing Disclosure Package and the Offering Memorandum does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) all Company Intellectual Property is valid and enforceable, and all Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries is owned solely and exclusively by the Company or one of its subsidiaries, in each case, free and clear of all liens, encumbrances, defects or other restrictions; (iv) neither the Company nor any of its subsidiaries have received any written notice of any claim relating to Intellectual Property; (v) to the knowledge of the Company, the Company Intellectual Property is not being and has not been infringed, misappropriated or otherwise violated by any person; (vi) there is no pending, or to the Company’s knowledge, threatened, action, suit, proceeding or claim by any third party (A) challenging the ownership, validity, enforceability or scope of any Company Intellectual Property or (B) alleging that the Company or any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any third party, and, in each case, the Company is not aware of any facts that would form the basis for any such action, suit, proceeding or claim; and (vii) the Company and its subsidiaries have taken commercially reasonably steps consistent with prevalent industry practices to (A) secure interests in any Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or any of its subsidiaries, including the execution of valid assignment agreements for the benefit of the Company and/or its subsidiaries by such employees, consultants, agents and contractors under which they have assigned to the Company or one of its subsidiaries all of their right, title and interest in and to any Company Intellectual Property and (B) maintain the confidentiality of all Company Intellectual Property the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, including any trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries.
(v)    Possession of Licenses and Permits. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Offering Memorandum, except as would not reasonably be expected to result in a Material Adverse Effect, and except as described in the Offering Memorandum, the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(w)    Absence of Labor Disputes. Except as otherwise disclosed in the Offering Memorandum, there are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(x)    Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y)    Investment Company Act. Neither the Company nor any Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, neither will be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(z)    Payment of Taxes. Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in Offering Memorandum, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, and (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of the Company’s subsidiaries.
(aa)    Absence of Manipulation. Neither the Company or the Guarantors nor any subsidiary or other affiliate of the Company or the Guarantors has taken, nor will the Company or Guarantor or any such subsidiary or other affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(bb)    Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Further, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(cc)    Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that com-

ply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
(dd)    Environmental Laws. Except as disclosed in the Offering Memorandum: (i) there are no proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries under any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; (ii) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the release or threat of release of Materials of Environmental Concern, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(ee)    ERISA Compliance. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (A) a “reportable event” as defined under the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below); (B) a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (C) a complete or partial withdrawal from a Plan; (D) the filing by the Pension Benefit Guaranty Corporation (the “PBGC”) of a notice of intent to terminate any Plan, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Plan; (E) the appointment of a trustee to administer any Plan; (F) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code or Section 302, 303 or 304 of ERISA, whether or not waived; (G) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (H) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (I) any violation of law or applicable qualification standards with respect to any Plan. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post−retirement benefit obligations” (within the meaning of Statement of Financial Ac-

counting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability (including on account of any entity that is treated as a single employer with the Company or any such subsidiary under Section 414 of the Code).
(ff)    No Unlawful Contributions or Other Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.
(gg)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.
(hh)     No Conflict with Sanctions Laws. None of the Company or any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Zaporizhzhia and Kherson regions or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria), and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions, any applicable anti-bribery or anti-corruption law, or the Money Laundering Laws.
(ii)    Cybersecurity. The Company, the Guarantors’ and their respective subsidiaries’ respective information technology assets, equipment, computers, systems, networks, hardware, software, websites, applications, and databases, including any and all data and information stored thereon or transmitted thereby (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the respective businesses of the Company, the Guarantors and their respective subsidiaries as currently conducted and as proposed to be conducted by them as described in the Offering Memorandum, in each case, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, thee Guarantors and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards, consistent with prevalent industry practices, to maintain and protect the integrity, continuous operation, redundancy and security of all IT Systems, and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there have been no breaches, violations, outages or unauthorized uses or disclosures of, accesses to, or material malfunctions or failures of, the same.
(jj)     Data Privacy. With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of any and all personal, personally identifiable, household, sensitive, confidential or regulated data (collectively, “Personal Data”), (i) the Company and its subsidiaries currently comply and at all times have complied with, and have implemented commercially reasonable policies and procedures consistent with prevalent industry practices to ensure compliance with, all applicable laws, regulations, rules, judgments, orders, internal and external policies and contractual obligations (including the California Consumer Privacy Act and the European Union General Data Protection Regulation) (“Privacy Legal Obligations”); (ii) the Company and its subsidiaries have required and do require all third parties to which they provide any Personal Data to maintain the privacy and security of such Personal Data and to comply with applicable Privacy Legal Obligations, including by contractually requiring such third parties to protect such Personal Data from unauthorized access, use and/or disclosure; (iii) there has been no unauthorized access to, or use or disclosure of, any such Personal Data collected, maintained, handled, stored, transferred, used, disclosed or otherwise processed by or for the Company or any of its subsidiaries, except, in the case of this clause (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries have received any notification of or complaint regarding, or is aware of any other facts that would reasonably indicate, non-compliance with any Privacy Legal Obligation; and (v)  there is no pending, or to the Company’s or the Guarantors’

knowledge, threatened action, suit, proceeding or claim by or before any court or governmental agency, authority or body alleging non-compliance by the Company, the Guarantors or any of their respective subsidiaries with any Privacy Legal Obligation.
(kk)    Statistical and Market-Related Data. The statistical and market related data included in the Offering Memorandum are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.
(ll)    Filings and Authorizations. The Company and its subsidiaries have made all the necessary filings and obtained all authorizations with such governmental entities necessary to carry on the business of a franchisor offering and selling franchises, except for any failure to make or obtain that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that would not materially impair or prevent the consummation of the transactions contemplated by this Agreement. The Company and its subsidiaries are in compliance with the applicable rules, regulations and announced policies of the Federal Trade Commission and all disclosure and/or registration requirements under state or foreign franchise laws, except for any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that would not materially impair or prevent the consummation of the transactions contemplated by this Agreement.
(mm)    Regulation S. The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. Each of the Company and the Guarantors is a “reporting issuer” as defined in Rule 902 under the Securities Act.
Any certificate signed by an officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.
SECTION 2.    Purchase, Sale and Delivery of the Securities.
(a)    The Securities. Each of the Company and the Guarantors agree to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.793% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on February 24, 2025, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
(c)    Delivery of the Securities. The Company shall deliver, or cause to be delivered, the Representatives for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:
(i)     it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement;
(ii)    it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act; and
(iii)    it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
SECTION 3.    Additional Covenants. The Company and the Guarantors, jointly and severally, further covenant and agree with each Initial Purchaser as follows:
(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as contemplated below, in which case the Company shall have previously furnished a copy of such proposed amendment or supplement to the Representatives and the Representatives shall not have objected. The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representatives shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company and the Guarantors will furnish to the Representatives a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably objects.
(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Representatives, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, the Company and the Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.
The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
(c)    Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.
(d)    Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or subject itself to taxation in any such jurisdiction in which it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
(e)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.
(f)    The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
(g)    Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d).
(h)    Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date hereof, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).
(i)    Future Reports to the Initial Purchasers. For so long as the Securities remain outstanding, the Company will furnish to the Representatives, and, upon request, to each of the other Initial Purchasers, as soon as practicable, the reports required to be delivered to the holders of the Securities pursuant to the Indenture. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Representatives or the other Initial Purchasers.
(j)    No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company or its affiliates of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
(k)    No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(l)    No Restricted Resales. The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities that have been reacquired by any of them.
(m)    Legended Securities. Each certificate for a Security will bear the legend contained in “Transfer Restrictions” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum. The Representatives may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
SECTION 4.    Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Transaction Documents, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:
(a)    Accountants’ Comfort Letters. On the date hereof, the Initial Purchasers shall have received from each of Deloitte & Touche LLP and Grant Thornton LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 business days prior to the Closing Date.
(b)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
(i)    in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section15E of the Exchange Act.
(c)    Opinion of Counsel for the Company and the Guarantors. On the Closing Date the Initial Purchasers shall have received:
(i)    the favorable opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company and each of the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and A-2, respectively; and
(ii)    the favorable opinion of Arnall Golden Gregory LLP, Georgia counsel for the Georgia Guarantor (Northwest Exterminating Co., LLC), dated as of such Closing Date, the form of which is attached as Exhibit A-3.
(d)    Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(e)    Officer’s Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by an officer of the Company and each Guarantor, in which such officer states to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
(i)    for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;
(ii)    the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;
(iii)     the Company and the Guarantors have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
(iv)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section15E of the Exchange Act.
(f)    Indenture; Registration Rights Agreement. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.
(g)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 10(a)(i) or Section 10(a)(iv), or if the sale to the Initial Purchasers of the Securities at the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors, jointly and sev-

erally, agree to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
SECTION 7.    Offer, Sale and Resale Procedures. The Initial Purchasers and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
(b)    No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
(c)    Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Company shall ensure that the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE

ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
SECTION 8.    Indemnification.
(a)    Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum, in each case as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the

Pricing Supplement, and Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with the Initial Purchaser Information, it being understood that the “Initial Purchaser Information” consists only of the statements set forth in first sentence in the paragraph under the caption “Plan of Distribution—Commissions and Discounts”, the third sentence in the paragraph under the caption “Plan of Distribution—New Issue of Notes” and the first paragraph under the caption “Plan of Distribution—Short Positions” in the Preliminary Offering Memorandum and the Final Offering Memorandum. .
(b)    Indemnification of the Company, the Guarantors, Directors and Officers. Each Initial Purchaser, severally and not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or any Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, and Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, and Company Additional Written Communication or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with the Initial Purchaser Information; and will reimburse the Company and any Guarantor for any legal or other expenses reasonably incurred by the Company or any Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    Scope. The obligations of the Company and each of the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and each broker-dealer or other affiliate of any Initial Purchaser; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each of the Guarantors and to each person, if any, who controls the Company and each Guarantor within the meaning of the Securities Act.
SECTION 9.    Contribution. If the indemnification provided for in Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Initial Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 9 to contribute are several in proportion to their respective purchasing obligations and not joint.
SECTION 10.    Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE or in any over-the-counter market, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their officers, directors, affiliates, agents, or any controlling person or other person referred to in Section 8, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Representatives:

BofA Securities, Inc.
114 West 47th Street, NY8-114-07-01
New York, New York 10020
Facsimile: (212) 901-7881
Attention: High Grade Debt Capital Markets Transaction Management/Legal
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Facsimile: (212) 834-6081
Attention: Investment Grade Syndicate Desk
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Facsimile: (212) 507-8999
Attention: Investment Banking Division
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 701-5658
Attention: Byron B. Rooney
If to the Company or the Guarantors:
Rollins, Inc.
2170 Piedmont Road NE
Atlanta, Georgia 30324
Email: echandle@rollins.com
Attention: Vice President, General Counsel and Corporate Secretary
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Email: dhuntington@paulweiss.com
Attention: David S. Huntington
Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and

9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
SECTION 14.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
SECTION 15.    Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.
SECTION 16.    Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
SECTION 17.    Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
SECTION 18.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
SECTION 19.    No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, and the Guarantors on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company and the Guarantors, or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.

SECTION 20.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 21.    Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and addresses of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
SECTION 22.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
Very truly yours,

ROLLINS, INC.

By:	/s/ Brady Knudsen
	Name:	Brady Knudsen
	Title:	Treasurer

GUARANTORS

CLARK PEST CONTROL OF STOCKTON, INC. HOMETEAM PEST DEFENSE, INC. ORKIN, LLC NORTHWEST EXTERMINATING CO., LLC

By:	/s/ Andrew Light
	Name:	Andrew Light
	Title:	Treasurer
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
Acting on behalf of itself
and as the Representatives of
the several Initial Purchasers

BofA Securities, Inc.

By:	/s/ Christopher Cote
	Name:	Christopher Cote
	Title:	Managing Director
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
Acting on behalf of itself
and as the Representatives of
the several Initial Purchasers

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director
[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
Acting on behalf of itself
and as the Representatives of
the several Initial Purchasers

Morgan Stanley & Co. LLC

By:	/s/ Aisha Farman
	Name:	Aisha Farman
	Title:	Vice President
[Signature Page to Purchase Agreement]